Exhibit 10.5

WAIVER & AMENDMENT NO. 2
TO CREDIT AGREEMENT

This WAIVER & AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) is dated as of August 1, 2012 among ASSISTED LIVING CONCEPTS, INC., a Nevada corporation (the “Borrower”), the Lenders currently party to the Credit Agreement referred to below, and U.S. Bank National Association, as Administrative Agent and Collateral Agent, Swingline Lender and L/C Issuer.

RECITALS:

The parties hereto are parties to that certain Credit Agreement dated as of February 18, 2011 (as amended by Amendment No. 1 thereto dated as of May 18, 2012, and as the same may be further amended, restated, amended and restated or otherwise modified, the “Credit Agreement”) among the Borrower, the lenders party thereto (collectively, the “Lenders”; individually, a “Lender”), and U.S. Bank National Association, in its separate capacities as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and as Swingline Lender (in such capacity, the “Swingline Lender”), and L/C Issuer (in such capacity, the “LC Issuer”).

The Borrower acquired 12 senior living facilities that were previously operated by the Borrower under two separate lease agreements with Ventas Realty, Limited Partnership and its general partner Ventas, Inc. and MLD Delaware Trust (the “Ventas Acquisition”), funded in part by a Revolving Loan under the Credit Agreement.  Related to the Ventas Acquisition, the Borrower will take a one time cash charge in the amount of up to $40,955,000 (the “Cash Charge”) as detailed in the Borrower’s public filings in connection with the Ventas Acquisition.  The Cash Charge has caused a default of Section 5.1 and Section 5.2 of the Credit Agreement (the “Existing Defaults”). Accordingly, the Borrower has requested that the Lenders waive the Existing Defaults and that the Credit Agreement be amended (i) to provide for the Cash Charge to be added back to Consolidated Net Income in the definition of Consolidated EBITDA for one year, and (ii) to make certain other amendments as provided herein.  The Administrative Agent and the Lenders have agreed to such waiver and amendments, subject to all of the terms and conditions hereof.

NOW, THEREFORE, the parties hereby agree as follows:

Definitions.  All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms by the Credit Agreement.

Amendments to Credit Agreement.  Upon satisfaction of the conditions set forth herein, the Credit Agreement shall be amended, effective as of the date of this Amendment, as follows:

All references to the Credit Agreement in the Credit Agreement and in any of the Loan Documents shall refer to the Credit Agreement as amended hereby.

The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:

“Consolidated EBITDA” means, with respect to any Person for any period, (a) the Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for United States federal income taxes or other taxes measured by net income, (ii) Consolidated Interest Expense, amortization of debt discount and commissions and other fees and charges associated with Indebtedness, (iii) any loss from extraordinary items, (iv) any depreciation, depletion and amortization expense, (v) any aggregate net loss on the Sale of property (other than accounts (as defined under the applicable UCC) and inventory) outside the ordinary course of business, (vi) any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and inventory), including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants, (vii) any one-time transaction fees and expenses related to Permitted Acquisitions which are capitalized under GAAP, or would be so capitalized if ASC 805 – Business Combinations were not taken into account, and (viii) solely for the four quarters beginning with the quarter ending June 30, 2012 and ending with the quarter ending March 31, 2013, the one time cash charge of up to $40,955,000 with respect to the Ventas Acquisition for “lease termination and settlement” as reflected on the Condensed Consolidated Statements of Operations provided to the Administrative Agent, minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income and without duplication, (i) any credit for United States federal income taxes or other taxes measured by net income, (ii) any interest income, (iii) any gain from extraordinary items and any other non-recurring gain, (iv) any aggregate net gain from the Sale of property (other than accounts (as defined in the applicable UCC) and inventory) out of the ordinary course of business by such Person, (v) any other non-cash gain, including any reversal of a charge referred to in clause (b)(vi) above by reason of a decrease in the value of any Stock or Stock Equivalent, and (vi) any other cash payment in respect of expenditures, charges and losses that have been added to Consolidated EBITDA of such Person pursuant to clause (b)(vi) above in any prior period.

A new definition of “Appraised Value” is inserted in the appropriate alphabetical order in Section 1.1 of the Credit Agreement reading as follows:

“Appraised Value” means with respect to a particular Eligible Mortgaged Property the appraised value of such Eligible Mortgaged Property as shown in the most recent Mortgaged Property Report provided to, and accepted by, the Administrative Agent.

A new definition of “Borrowing Base” is inserted in the appropriate alphabetical order in Section 1.1 of the Credit Agreement reading as follows:

“Borrowing Base” means 70% of the aggregate Appraised Values of the Eligible Mortgaged Properties.

A new definition of “Eligible Mortgaged Properties” is inserted in the appropriate alphabetical order in Section 1.1 of the Credit Agreement reading as follows:

“Eligible Mortgaged Properties” means real property of any Loan Party which: (i) is owned in fee simple by such Loan Party, (ii) is subject to a first priority Mortgage, (iii) is not subject to any Lien other than Permitted Liens, (iv) has an occupancy rate of at least 62% in one of the immediately preceding two months as shown in the Occupancy Reports delivered pursuant to Section 6.1(f), and (v) is otherwise acceptable to the Administrative Agent in its sole discretion.

A new definition of “Occupancy Report” is inserted in the appropriate alphabetical order in Section 1.1 of the Credit Agreement reading as follows:

“Occupancy Report” has the meaning specified in Section 6.1(f).

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Section 2.5 of the Credit Agreement is amended by inserting an additional subsection (d) at the end of such Section reading as follows:

(d) Borrowing Base. On any date on which the aggregate amount of Revolving Credit Commitments exceeds the Borrowing Base, the Borrower shall within five (5) Business Days either (i) ratably reduce the Revolving Credit Commitments until they are in the aggregate less than the Borrowing Base, or (ii) identify to the Administrative Agent one or more additional Mortgaged Properties which qualify as Eligible Mortgaged Properties and which, when added to the existing Mortgaged Properties, will increase the Borrowing Base until it is greater than the Revolving Credit Commitments.  If any Loan Party identifies additional Mortgaged Properties to the Administrative Agent pursuant to the foregoing sentence, such Loan Party shall deliver as soon as possible, but in any event within twenty (20) Business Days, to the Administrative Agent a Mortgage on such additional Mortgaged Properties, in form and substance satisfactory to the Administrative Agent, and such Mortgage Supporting Documents as the Administrative Agent may require including, without limitation, surveys, title policies, environmental reports, and insurance policies and other evidence of insurance.  The Administrative Agent will release any Mortgage held by the Administrative Agent for the benefit of the Secured Parties on any Mortgaged Property which (i) is no longer an Eligible Mortgaged Property and (ii) has been replaced by Mortgages on one or more additional Mortgaged Properties pursuant to this Section 2.5(d), in form and substance acceptable to the Administrative Agent and for which any required Mortgage Supporting Documents have been delivered and accepted by the Administrative Agent and for which the Appraised Value has been deemed sufficient by the Administrative Agent to cause compliance with this Section 2.5(d).

Section 6.1 of the Credit Agreement is amended by inserting an additional subsection (f) at the end of such Section reading as follows:

(f) Borrowing Base Certificate and Occupancy Reports. Within 20 days after the end of each month, (i) a report showing the occupancy rate of all real property owned or leased by any Loan Party (an “Occupancy Report”) and (ii) a calculation of the Borrowing Base as of the last day of such month, in form and substance reasonably acceptable to the Administrative Agent, certified by the chief financial officer or other appropriate officer of the Borrower, plus such additional documentation as the Administrative Agent may reasonably request, including, without limitation, a new Mortgaged Property Report with respect to any Mortgaged Property; provided, that the Administrative Agent may require the Borrower to deliver Occupancy Reports and Borrowing Base certificates more frequently if an Event of Default has occurred and is continuing.

Section 11.1(a)(vi) of the Credit Agreement is amended and restated in its entirety as follows:

(vi) reduce or increase the proportion of Lenders required for the Lenders (or any subset thereof) to take any action hereunder or change the definition of the terms “Required Lenders”, “Pro Rata Share”, “Pro Rata Outstandings”, “Borrowing Base” or “Eligible Mortgaged Properties”;

Waiver.  Subject to the terms and conditions hereof, the Lenders hereby waive the Company’s noncompliance with the financial covenants set forth in Section 5.1 and Section 5.2 of the Credit Agreement for the quarter ended June 30, 2012 to the extent caused by the Cash Charge before giving effect to this Amendment.  The Company hereby acknowledges and agrees that:  (a) except as provided by the waiver set forth in this Section 3, the Lenders reserve the right to enforce strictly the Credit Agreement and any notes issued thereunder, the Loan Documents, and all other related documents or instruments; (b) the Lenders are under no duty or obligation of any kind or nature whatsoever to grant to any Loan Party any additional waivers of any type or for any period, and no course of dealing or course of performance shall be deemed to have occurred as a result of the waiver set forth herein; and (c) the Lenders’ execution of this Amendment should not be construed as a waiver or relinquishment of, or an estoppel to assert, any of the their rights or remedies under the Credit Agreement or any notes issued thereunder, the Loan Documents, or any or all documents or instruments related thereto, or applicable law, except as expressly provided herein.

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Conditions.  Notwithstanding the foregoing, this Amendment shall not become effective unless and until it has been executed and delivered by the Borrower, the Required Lenders and the Administrative Agent, and acknowledged and agreed to by all of the Guarantors.

Representations and Warranties.  The Borrower repeats and reaffirms the representations and warranties set forth in Article IV of the Credit Agreement.  The Borrower also represents and warrants that the execution, delivery and performance of this Amendment are within the corporate powers of the Borrower, have been duly authorized by all necessary corporate action and do not and will not:  (i) require any consent or approval of the shareholders of the Borrower which has not been obtained; (ii) violate any provision of the articles of incorporation or bylaws of the Borrower or of any law, regulation, order, or judgment presently in effect having applicability to the Borrower or any Affiliate of the Borrower; (iii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority; or (iv) result in any breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of the Borrower or any Affiliate of the Borrower pursuant to, any indenture or other agreement or instrument under which the Borrower or any such Affiliate is a party or by which it or its properties may be bound or affected.  This Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors’ rights generally.

Confirmation of Agreements.  Except as expressly provided above, the Credit Agreement, and all of the Loan Documents shall remain in full force and effect, and this Amendment shall not release, discharge or satisfy any present or future debts, obligations or liabilities to the Lenders of the Borrower or of any Guarantor or other person or entity liable for payment or performance of any of such debts, obligations or liabilities of the Borrower, or any security interest, mortgage lien or other collateral or security for any of such debts, obligations or liabilities of the Borrower or such Guarantors, or other persons or entities, or waive any default, and the Lenders expressly reserve all of their rights and remedies with respect to the Borrower and all such Guarantors or other persons or entities, and all such security interests, mortgage liens and other collateral and security.  This is an amendment and not a novation.

Miscellaneous.  The Borrower shall be responsible for the payment of all fees and out-of-pocket disbursements incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration and enforcement of this Amendment and including without limitation the reasonable fees and disbursements of counsel for the Administrative Agent, whether or not any transaction contemplated by this Amendment is consummated.  The provisions of this Amendment shall inure to the benefit of and be binding upon any successor to any of the parties hereto.  All agreements, representations and warranties made herein shall survive the execution of this Amendment.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.  This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Amendment is solely for the benefit of the parties hereto and their permitted successors and assigns.  No other person or entity shall have any rights under, or because of the existence of, this Amendment.

[2 signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

ASSISTED LIVING CONCEPTS, INC.

By:
Name:
Title:

Agreed to as of the date first above written:

U.S. BANK NATIONAL ASSOCIATION, as a Lender and as Administrative Agent, Swingline Lender and L/C Issuer

By:
Name:
Title:

COMPASS BANK

By:
Name:
Title:

FIRSTMERIT BANK, N.A.

By:
Name:
Title:

BMO HARRIS BANK N.A.

By:
Name:
Title:

RBS CITIZENS, N.A.

By:
Name:
Title:

ACKNOWLEDGEMENT AND CONSENT OF GUARANTORS

Each of the undersigned Guarantors hereby consents to the foregoing Waiver & Amendment No. 2 to Credit Agreement and agrees that the Guaranty and Security Agreement dated as of February 18, 2011, and all related Loan Documents to which such Guarantor is a party, shall remain in full force and effect after giving effect to the foregoing Amendment.

Dated as of the date first above written.

ALC REAL ESTATE, LLC
ALC PROPERTIES II, INC.
TEXAS ALC II, INC.

By:
Name:
Title: